UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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iParty Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA 02026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2012 Annual Meeting of Stockholders of iParty Corp. will be held as follows:

Date:        Wednesday, June 6, 2012

Time:       11:00 a.m., local time

Place:       Posternak Blankstein & Lund LLP

Prudential Tower

800 Boylston Street, 33rd Floor

Boston, MA 02199

Matters to be voted on:

1.               The election of four directors to serve until the 2013 Annual Meeting of Stockholders;

2.               Approval of an amendment to iParty’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of iParty’s common stock would be combined into new shares of iParty common stock at an exchange ratio ranging between one-for-five and one-for-twenty, with the exchange ratio to be determined by the Board of Directors (the “Reverse Stock Split”);

3.               Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012; and

4.               Any other matters properly brought before the annual meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 10, 2012 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.  Representation in person or by proxy of at least a majority of all outstanding shares of each class of stock entitled to vote at the meeting is required to constitute a quorum.  Accordingly, it is important that your shares be represented at the annual meeting.  The list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our offices at 270 Bridge Street, Suite 301, Dedham, MA 02026 for ten (10) days prior to June 6, 2012.  Enclosed with the proxy statement for the meeting, you will find a copy of our Annual Report on Form 10-K for fiscal 2011.

Your vote at the meeting is very important to us regardless of the number of shares you own.  Please vote your shares, whether or not you plan to attend the meeting, by completing the enclosed proxy card and returning it to us in the enclosed envelope.  Should you want to change your vote prior to the annual meeting you may do so in accordance with the instructions contained in the accompanying proxy statement.

By Order of the Board of Directors,

DAVID ROBERTSON
Secretary

This notice, proxy statement, and form of proxy are being distributed on or about April 24, 2012.

2

iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA 02026

PROXY STATEMENT

for Annual Meeting of Stockholders to Be Held on June 6, 2012

GENERAL INFORMATION

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Stockholders of iParty Corp. (“iParty” or the “Company”). The meeting will be held at the offices of Posternak Blankstein & Lund LLP, at the Prudential Tower, 33rd Floor, 800 Boylston Street, Boston MA, 02199, on June 6, 2012, at 11:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA, 02026. We are first furnishing the proxy materials to stockholders on or about April 24, 2012.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock, Series B convertible preferred stock (“Series B Preferred Stock”), Series C convertible preferred stock (“Series C Preferred Stock”), Series D convertible preferred stock (“Series D Preferred Stock”), Series E convertible preferred stock (“Series E Preferred Stock”) and Series F convertible preferred stock (“Series F Preferred Stock” and together with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the “Convertible Preferred Stock”) of the Company at the close of business on April 10, 2012, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is this document?  This is the Notice of our 2012 Annual Meeting of Stockholders of iParty Corp. (“iParty” or the “Company”), and our Proxy Statement which provides important information for your use in voting your shares of our common stock, or our various series of Convertible Preferred Stock, at the annual meeting.

Who can vote?  You can vote your shares of common stock or your shares of Convertible Preferred Stock if our records show that you owned the shares at the close of business on April 10, 2012, which is the record date for the annual meeting.  As of the record date, shares representing a total of 38,783,358 votes are eligible to vote at the meeting.

Common Stock.  You are permitted one vote for each share of common stock you owned at the close of business on April 10, 2012, including (i) shares held in your name as a stockholder of record, and (ii) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.  Thus, as of April 10, 2012, there were 24,418,284 votes eligible to vote at the meeting associated with shares of common stock.  The enclosed proxy card shows the number of shares you can vote.

Convertible Preferred Stock.  Except as otherwise required by Delaware General Corporation Law, the Convertible Preferred Stock is entitled to vote together with the common stock on all matters to which the common stock is entitled to vote.  When the Convertible Preferred Stock votes together with the common stock as one class, you are permitted one vote for each whole number of shares of our common stock into which the shares of Convertible Preferred Stock are convertible.  Thus, as of April 10, 2012, the number of votes eligible to vote at the meeting were 5,455,554 votes associated with 419,658 shares of Series B Preferred Stock (you are permitted thirteen (13) votes for each share of Series B Preferred Stock), 1,300,000 votes associated with 100,000 shares of Series C

Preferred Stock (you are permitted thirteen (13) votes for each share of Series C Preferred Stock), 3,500,000 votes associated with 250,000 shares of Series D Preferred Stock (you are permitted fourteen (14) votes for each share of Series D Preferred Stock), 2,966,660 votes associated with 296,666 shares of Series E Preferred Stock (you are permitted ten (10) votes for each share of Series E Preferred Stock), and 1,142,860 votes associated with 114,286 shares of Series F Preferred Stock (you are permitted ten (10) votes for each share of Series F Preferred Stock).

In each such case, the number of votes is calculated based on the number of shares you owned at the close of business on April 10, 2012, including shares held in your name as a stockholder of record and shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.  The enclosed proxy card shows the number of shares you can vote.

Special Voting Rights of Series C and Series D Preferred Stock with Respect to Election of Directors.  So long as at least fifty percent (50%) of the initially issued shares of Series C Preferred Stock remains outstanding, the holders of the Series C Preferred Stock are entitled to vote alone for the election of a Series C Director.   So long as at least fifty percent (50%), of the initially issued shares of Series D Preferred Stock remains outstanding, the holders of the Series D Preferred Stock are entitled to vote alone for the election of a Series D Director. The holders of the Series C and Series D Preferred Stock have each informed us that they will not be nominating directors for election at the annual meeting this year.

Special Voting Rights of the Convertible Preferred Stock.  Under the various Certificates of Designations, each series of Convertible Preferred Stock has a separate class vote in the following instances:

•                  The creation and issuance of any series of preferred stock or other security which is senior as to liquidation and or dividend rights to such Convertible Preferred Stock; and

•                  An action that repeals, amends, or otherwise changes the Certificate of Designation or Certificate of Incorporation in a manner that would alter or change the powers, preferences, rights, privileges, restrictions and conditions of the particular class of Convertible Preferred Stock to adversely affect such class.

Unless otherwise specified in the Certificates of Designations, when voting as a separate class, you are permitted one vote for each share of Convertible Preferred Stock you owned at the close of business on April 10, 2012, including (i) shares held in your name as a stockholder of record, and (ii) shares held in “street name” for you as the beneficial owner through a broker, trustee, or other nominee, such as a bank.

How do I vote by proxy?  Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting.  Sign and date the proxy card and mail it back in the enclosed envelope.  The proxy holders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal.  Unless you instruct otherwise, the proxy holders will vote in accordance with the Board of Directors’ recommendation below.

What is the purpose of the Reverse Stock Split?  The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of iParty’s common stock.  iParty’s common stock is listed on the NYSE Amex.  Under the NYSE Amex’s listing standards, if the exchange considers iParty’s common stock to be a low priced stock, iParty’s common stock could be subject to a delisting notification.  The exchange considers a low priced stock to be stock selling for a substantial period of time at a low price.  Our common stock has not traded above $1 per share since February 2005, and our price per share has ranged over the last year from a low of $.11 per share to a high of $.29 per share during the one year period ended April 10, 2012.  If we were to receive a formal delisting notification letter from the NYSE Amex, to regain compliance we would need to effect a reverse stock split, which would require us to convene a special meeting of stockholders.  Given the time and expense associated with convening a special meeting of stockholders, the Board of Directors has determined that it is most efficient to seek stockholder approval of the Reverse Stock Split at this Annual Meeting to avoid having to convene a special meeting at a later date.

We also believe that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

What effect will the Reverse Stock Split have on me?  On the date the amendment to our Restated Certificate of Incorporation effectuating the Reverse Stock Split is filed with the Secretary of State of the State of Delaware, referred to in this proxy statement as the effective date, the existing outstanding shares of our common stock would be combined into new shares of our common stock at an exchange ratio ranging from one-for-five to one-for-twenty, with the specific exchange ratio to be determined by us. This means that you would receive one new share of our common stock for each five to twenty shares of common stock that you currently hold, depending on the exchange ratio we determine.  In addition, the conversion price of our Convertible Preferred Stock would be adjusted proportionally in accordance with the determined exchange ratio.  Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range from one-for-five to one-for-twenty, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $1.00 per share with the intention of avoiding being considered a low-priced stock under NYSE Amex rules and therefore stockholder approval granting this discretion is in the best interests of iParty and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $1.00 per share or avoid being considered a low priced stock in the future or maintain compliance with the other quantitative and qualitative requirements under the NYSE Amex listing standards.  The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in iParty, except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share. You would receive cash in lieu of any fractional share that would otherwise be issuable.

Am I entitled to appraisal rights from the Reverse Stock Split?  No. Under the Delaware General Corporation Law, stockholders are not entitled to appraisal’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

What are the federal income tax consequences of the Reverse Stock Split? We expect that our stockholders generally will not recognize tax gain or loss as a result of the Reverse Stock Split. However, gain or loss will be recognized on the small amount of cash received in lieu of any fractional shares.  Moreover, the tax consequences to each stockholder will depend on his or her particular situation. For further information, see the discussion on page 16 under the heading “Federal Income Tax Consequences of the Reverse Stock Split.”

Can our Board of Directors abandon the Reverse Stock Split? Our Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

How does the Board of Directors recommend that I vote on the proposals?  The Board of Directors recommends that you vote:

FOR the election of all four nominees to serve as directors until the 2013 Annual Meeting of Stockholders;

FOR the approval of an amendment to iParty’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of iParty’s common stock would be combined into new shares of iParty common stock at an exchange ratio ranging between one-for-five and one-for-twenty, with the exchange ratio to be determined by iParty’s Board of Directors;

FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

What if other matters come up at the meeting?  The matters described in this proxy statement are the only matters we know that will be voted on at the meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares in their discretion.

Can I change my vote after I return my proxy card?  Yes.  At any time before the annual meeting, you can change your vote either by sending our Chief Financial Officer, David E. Robertson, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card.  We will honor the proxy card with the latest date.

Can I vote in person at the meeting rather than by completing the proxy card?  Although we encourage you to complete and return the proxy card even if you plan to attend the meeting to ensure that your vote is counted, you can always vote your shares in person at the meeting. If you are not a record holder, but hold your shares through a broker, trustee or other nominee, such as a bank, and wish to vote your shares in person at the annual meeting, please contact such nominee for instructions on how to vote your shares at the meeting.

Who will count the votes?  The votes cast by holders of shares of our common stock and our Convertible Preferred Stock will be counted, tabulated and certified by the transfer agent and registrar of our Common Stock and Series B Preferred Stock, Continental Stock Transfer & Trust Co.  David E. Robertson, our Chief Financial Officer, will serve as the inspector of elections at the annual meeting.

Will my vote be kept confidential?  Yes, your vote will be kept confidential and we will not disclose your vote other than to allow the inspector of elections to certify the results of the vote, unless (1) required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), (2) a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (3) there is a contested election for the Board of Directors.  The inspector of elections will forward any written comments that you make on the proxy card to our Board of Directors and Chief Executive Officer without providing your name, unless you expressly request disclosure on your proxy card.

What do I do if I am a beneficial owner and my shares are held in “street name”?  If your shares are held in the name of your broker, a bank, or other nominee, that party will give you instructions for voting your shares, which should be enclosed with this document.

What constitutes a quorum?  In order for business to be conducted at the meeting, a quorum must be present.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class of stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

Shares of common stock and Convertible Preferred Stock represented in person or by proxy (including “broker non-votes”, if any, and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.  “Broker non-votes” are those shares that are held in “street name” by a broker, bank, or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.  Under our by-laws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, our stockholders may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, our by-laws require that a notice of the adjourned meeting be given to each stockholder of record entitled to vote at the meeting.

What is the voting requirement to approve each proposal?  In the election of directors, the persons receiving the greatest number of “FOR” votes at the meeting will be elected.

The proposal to authorize the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of our common stock and Convertible Preferred Stock, voting together as a single class, on an as converted basis.

The proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012 requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

Votes withheld for a particular director nominee will have no effect on the outcome of the election of directors.  Abstentions and broker non-votes, if any, will have the same effect as a NO vote with respect to the approval of the Reverse Stock Split.  Neither abstentions nor broker non-votes, if any, will have an effect on the voting for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

What are “broker non-votes”?  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from you, as the beneficial owner.  Brokers, banks and other nominees may not be able to use their discretionary authority for the matters involving the election of directors and the Reverse Stock Split; however they may be able to use their discretionary authority for the matter involving the ratification of our independent registered public accounting firm for the fiscal year ended December 29, 2012.

Where can I find the voting results?  We will announce the results of the voting at the annual meeting and report the voting results in a Current Report on Form 8-K (the “8-K”) filing which we are required to file with the Securities and Exchange Commission (“SEC”) within four business days after our Annual Meeting of Stockholders.   The results will be contained in the 8-K, which will be available via Internet on the SEC’s website, www.sec.gov and on the Investor Relations page of our website at www.iparty.com.

Who pays for this proxy solicitation?  We do.  In addition to sending you these materials, one of our officers, directors or employees may contact you by telephone, by mail, or in person.  None of these persons will receive any extra compensation for doing this.

How and when may I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders or to recommend nominees to serve as directors?  You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals:  If you are interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting, or would like to recommend a nominee for director, we must receive your written proposal at our principal executive offices no later than December 25, 2012, which is the 120th calendar day before the one-year anniversary of the proxy statement we are releasing to our stockholders for this year’s annual meeting.  If the date of next year’s annual meeting (or special meeting in lieu of the annual meeting) is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year.  Such proposals also will need to comply with SEC regulations under Rule 14a-8 (Shareholder Proposals) regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  Any proposals should be addressed to:

iParty Corp.
270 Bridge Street, Suite 301
Dedham, MA 02026
ATTN: David E. Robertson, Chief Financial Officer
Fax: (781) 326-7143

Except in the case of proposals made in accordance with SEC Rule 14a-8 (Shareholder Proposals), the Company’s proxy holders are allowed to use their discretionary voting authority on stockholder proposals that the Company did not receive written notice of at least 45 days prior to the anniversary of the date on which the Company first mailed its proxy materials for its immediately preceding annual meeting of stockholders, which for the 2013 Annual Meeting of Stockholders is March 10, 2013.

Copy of By-Law Provisions:  You may contact our Chief Financial Officer (Mr. Robertson) at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals.  Our by-laws also are available on the Investor Relations page on our website at www.iparty.com.

How may I communicate with the board of directors or the non-management directors on the board of directors?  You may submit an e-mail to our Board of Directors at bod@iparty.com.  All directors have access to this e-mail address.  Communications intended for our non-management “independent” directors should be directed to the attention of Frank Haydu, the Chairman of our Audit Committee, at fwh23@yahoo.com.  You may report your concerns anonymously or confidentially.

Does iParty have a policy regarding the attendance of directors at the meeting?  Our by-laws do not mandate that members of the Board of Directors attend the annual meeting of stockholders and we have no separate policy regarding such attendance.

How many directors attended last year’s annual meeting?  All of our directors were present in person at last year’s annual meeting.

Does iParty have a code of conduct applicable to all directors, officers, and employees?  Yes.  In accordance with Section 406 of the Sarbanes-Oxley Act, Item 406 of SEC Regulation S-K, and Section 807 of the enhanced corporate governance rules of the NYSE Amex, we have adopted a code of business conduct and ethics that is applicable to all our directors, officers and employees and is available on the Investor Relations page on our website at www.iparty.com.  Our written code of business conduct and ethics provides for an enforcement mechanism and requires that waiver of its provisions for any of our directors or officers must be approved by our Board of Directors.  We are required to disclose any such waivers on the Investor Relations page of our corporate website at www.iparty.com.

Where can I see the Company’s corporate documents and SEC filings? iParty’s website contains its by-laws, the Board Committee charters, corporate governance guidelines, code of business conduct and ethics and the Company’s SEC filings.  To view the by-laws, the Board’s Committee charters, corporate governance guidelines, or code of business conduct and ethics, go to www.iparty.com, and click on “Investor Relations”. To view iParty’s SEC filings, including Forms 3, 4, and 5 filed by the Company’s directors and executive officers, go to www.iparty.com, click on “Investor Relations” and then click on “SEC Filings”.

iParty will also promptly deliver free of charge, upon request, a copy of the Company’s Restated Certificate of Incorporation, by-laws, Board Committee charters, corporate governance guidelines or the code of business conduct and ethics to any stockholder requesting a copy.  Requests for these documents may be made in the same manner as requests for a copy of iParty’s Annual Report on Form 10-K.

How can I obtain an annual report on Form 10-K?  A copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report on Form 10-K”) is enclosed with this proxy statement.  Stockholders may request another free copy of our proxy statement and our 2011 Annual Report on Form 10-K by email to investorrelations@iparty.com, by toll free telephone at 888-290-2945, or by making a written or oral request to:

iParty Corp.

270 Bridge Street, Suite 301

Dedham, MA  02026

ATTN:  David E. Robertson, Chief Financial Officer

Telephone:  (781) 329-3952

Our proxy statement and Annual Report on Form 10-K for fiscal 2011 are also available on the Investor Relations page of our website at www.iparty.com, as noted below, and the SEC’s website at www.sec.gov.

Where can I get directions to the meeting?  The meeting will be held in the offices of Posternak Blankstein & Lund LLP on the 33rd floor of the Prudential Tower, 800 Boylston Street, Boston, MA.  Directions to the meeting location are available at www.pbl.com.

Who should I contact if I have any questions?  If you have any questions about the annual meeting or any matters relating to this proxy statement, please contact David E. Robertson, our Chief Financial Officer, at the address and telephone number above.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting

This proxy statement and our 2011 Annual Report are available at www.iparty.com/proxy. This web page does not have “cookies” that identify visitors to the web page.

ITEMS TO BE ACTED ON AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our entire Board of Directors, to consist of four (4) members, will be elected at the meeting.  Each nominee for director currently serves on our Board of Directors.  The directors elected will hold office until their successors are elected and qualified, which should occur at the next annual meeting or special meeting in lieu thereof, in accordance with our by-laws.

We have no reason to believe that any of the nominees listed below will not be a candidate or will be unable to serve as a director.  However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the election, the Board of Directors (on recommendation of the Nominating Committee) may either propose to reduce the number of directors or propose a substitute nominee.

Under the Certificate of Designations-Series C, for so long as at least 50% of the initially issued shares of Series C Preferred Stock remain outstanding, the holders of the Series C Preferred Stock have the exclusive right, voting separately as a class, to elect one director of the Company (the “Series C Director”).  The holders of the Series C Preferred Stock have not elected to designate a Series C Director at the 2012 Annual Meeting of Stockholders.

Under the Certificate of Designations-Series D, for so long as at least 50% of the initially issued shares of Series D Preferred Stock remain outstanding, the holders of the Series D Preferred Stock have the exclusive right, voting separately as a class, to elect one director of the Company (the “Series D Director”).  The holders of the Series D Preferred Stock have not elected to designate a Series D Director at the 2012 Annual Meeting of Stockholders.

The Board recommends that you vote FOR each of the following nominees:

•                  Sal V. Perisano

•                  Daniel I. DeWolf

•                  Frank W. Haydu III

•                  Joseph S. Vassalluzzo

Biographical information about each of these nominees can be found on pages 21 through 22 of this proxy statement.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees. Thus, unless you withhold authority or your proxy contains contrary instructions, a properly signed and dated proxy will be voted “FOR” the election of these nominees.  Votes withheld will not affect the outcome of the voting with respect to the election of any nominee.

PROPOSAL NO. 2

AMENDMENT OF iPARTY’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ITS OUTSTANDING COMMON STOCK

General

We are asking our stockholders to approve an amendment to iParty’s Restated Certificate of Incorporation in the form set forth in Exhibit A to this Proxy Statement (the “Amendment”) providing for a reverse stock split of iParty’s outstanding common stock (the “Reverse Stock Split” or “reverse split”), which the Board of Directors, in its discretion, would be authorized to implement at any time prior to our 2013 Annual Meeting of Stockholders, with an exchange ratio ranging from one-for-five to one-for-twenty (each an “Exchange Ratio” and collectively, the “Exchange Ratios”).

A vote “FOR” Proposal No. 2 will constitute your approval of the Amendment and the authorization of the Board of Directors, in its discretion, to effect a Reverse Stock Split at one of the Exchange Ratios.  This means that if the Reverse Stock Split is effected, you would receive one new share of our common stock for each five to twenty shares of common stock that you currently hold, depending on the exchange ratio we determine.  In addition, under our Restated Certificate of Incorporation, each of the series of Convertible Preferred Stock would receive a corresponding adjustment in their conversion ratios to reflect the Reverse Stock Split.

If stockholders approve Proposal No. 2, the Board of Directors will have the authority, but not the obligation, to effect the Reverse Stock Split at any time prior to the date of the 2013 Annual Meeting of Stockholders, without further approval or authorization of stockholders.  If the Board of Directors elects to effect a Reverse Stock Split pursuant to one of the Exchange Ratios, the Board of Directors will be deemed to have abandoned its authorization related to the other Exchange Ratios.

If Proposal No. 2 is approved by the stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that implementing a Reverse Stock Split is in the best interests of iParty and its stockholders.  The determination as to whether the Reverse Stock Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board of Directors at that time, including, but not limited to:

•                  existing and expected marketability and liquidity of iParty’s common stock;

•                  prevailing stock market conditions;

•                  business developments affecting iParty;

•                  iParty’s actual or forecasted results of operations;

•                  listing standards under NYSE Amex; and

•                  the likely effect on the market price of iParty’s common stock.

Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range of the Exchange Ratios, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $1.00 per share to avoid being considered a low priced stock by the NYSE Amex, and therefore, is in the best interests of iParty and its stockholders.  However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $1.00 for any significant period of time.  If the Board of Directors determines to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split before we file the Amendment with the Secretary of State of the State of Delaware.

On April 6, 2012, the Board of Directors adopted resolutions declaring advisable and approving the Amendment, subject to stockholder approval, and authorizing any other action that the Board of Directors may deem necessary to implement the Reverse Stock Split, without further approval or authorization of stockholders, at any time prior to the date of the 2013 Annual Meeting of Stockholders.  Under iParty’s Restated Certificate of Incorporation, approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of our common stock and Convertible Preferred Stock entitled to vote on the matter, voting together as a single class on an as converted basis.

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our Common Stock.  Our Common Stock is listed on the NYSE Amex.  Under the NYSE Amex’s listing standards, if the exchange considers our Common Stock to be a low-priced stock, our Common Stock could be subject to a delisting notification.  The exchange considers a low-priced stock to be stock selling for a substantial period of time at a low price.  Our common stock has not traded above $1 per share since February 2005, and our price per share has ranged from a low of $.11 per share to a high of $.29 per share for the twelve month period ended April 10, 2012.  If we were to receive a formal delisting notification letter from the NYSE Amex, to regain compliance we would need to effect a reverse stock split, which would require us to convene a special meeting of stockholders.  Given the time and expense associated with convening a special meeting of stockholders, the Board of Directors has determined that it is most efficient to seek stockholder approval of a potential future Reverse Stock Split at this Annual Meeting to avoid having to convene a special meeting at a later date.

As noted above, if we were to receive a delisting notice and we were unable to regain compliance in the appropriate time, we could be subject to delisting.  Delisting could have a material adverse effect on our business, liquidity and on the trading of our Common Stock.  If our Common Stock were delisted, our Common Stock could trade on the OTC Bulletin Board or on the OTC markets or “pink sheets” maintained by the OTC Markets Group.  However, such alternates are generally considered to be less efficient markets.    Further, delisting from the NYSE Amex could also have other negative effects, including potential loss of confidence by customers, suppliers and employees.

We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

If Proposal No. 2 is approved by our stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of iParty and its stockholders.  The Board of Directors’ determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our Common Stock, and the listing standards of the NYSE Amex. If the Board does not to implement the Reverse Stock Split prior to the date of the 2013 Annual Meeting of Stockholders, the authorization granted by stockholders pursuant to this Proposal No. 2 would be deemed abandoned and without any further effect.  In that case, the Board of Directors may again seek stockholder approval at a future date for the Reverse Stock Split if it deems it to be advisable.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the Board of Directors, as of the effective time of the Amendment, each issued and outstanding share of our Common Stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our Common Stock, depending upon the Exchange Ratio selected by the Board of Directors, which could range between one-for-five and one-for-twenty.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving cash in lieu of fractional shares described below, the Reverse Stock Split will not:

•                  affect any stockholder’s percentage ownership interest in us;

•                  affect any stockholder’s proportionate voting power;

•                  substantially affect the voting rights or other privileges of any stockholder, unless the stockholder holds fewer than the number of shares selected among the Exchange Ratios, in which case, depending upon the Exchange Ratio, such stockholder would receive cash for all of his or her Common Stock held before the Reverse Stock Split and would cease to be an iParty stockholder following the Reverse Stock Split; or

•                  alter the relative rights of common stockholders, Convertible Preferred Stockholders, warrant holders or holders of equity compensation plan awards.

Depending upon the Exchange Ratio selected by the Board of Directors, the principal effects of the Reverse Stock Split are:

•                  the number of shares of Common Stock issued and outstanding will be reduced by a factor ranging between five and twenty;

•                  the per share exercise price will be increased by a factor between five and twenty, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock;

•                  the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately; and

•                  The conversion rates for holders of our Convertible Preferred Stock will be adjusted proportionately.

The following table contains approximate information relating to our Common Stock, Convertible Preferred Stock, our outstanding warrants and outstanding options under our 1998 Plan and 2009 Plan, under various proposed options:

	Pre Reverse Split	1for 5	1 for 7	1 for 10	1 for 15	1 for 20
Authorized Common Stock	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Outstanding Common Stock	24,408,594	4,881,672	3,486,399	2,440,792	1,626,770	1,220,308
Reserved for issuance under 1998 Plan and 2009 Plan	8,033,794	1,606,750	1,147,593	803,369	535,492	401,676
Reserved for Issuance Under Warrants	100,000	20,000	14,285	10,000	6,666	5,000
Reserved for issuance under Series B	5,631,786	1,126,338	804,508	563,146	375,421	281,551
Reserved for issuance under Series C	1,315,800	263,160	187,971	131,580	87,720	65,790
Reserved for issuance under Series D	3,516,250	703,250	502,321	351,625	234,416	175,812
Reserved for issuance under Series E	3,073,163	614,632	439,022	307,316	204,877	153,657
Reserved for issuance under Series F	1,184,803	236,960	169,257	118,480	78,986	59,240

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our Common Stock or Preferred Stock authorized under our Restated Certificate of Incorporation.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements thereof.  Following the effective time of the Reverse Stock Split, we will continue to be subject to these periodic reporting and other requirements.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split.  Instead, stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the average closing sales price of our common stock as reported on the NYSE Amex for the four trading days preceding the effective date of the Reverse Stock Split multiplied by the amount of fractional shares they hold.  Stockholders will not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date the stockholder receives his or her cash payment. The proceeds will be subject to certain taxes as discussed below.

Stockholders holding fewer than the chosen Exchange Ratio will receive only cash in lieu of fractional shares and will no longer hold any shares of our Common Stock as of the effective time of the Amendment.  For example, if the Board of Directors effected a one-for-twenty split, and you held nineteen shares of our Common Stock immediately prior to the effective date of the Amendment, you will no longer hold any shares of iParty Common Stock and you will receive only the cash for the value of the nineteen shares of our Common Stock you held immediately prior to the effective date of the Amendment.  Assuming the same one-for-twenty Reverse Stock Split, if you held twenty-three shares of our Common Stock immediately prior to the effective date of the Amendment, you would receive one new share of our Common Stock and cash in lieu of fractional shares for the three shares of our Common Stock that you held immediately prior to the effective date of the Amendment.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Delaware or such later date and time as specified in the Amendment, provided that the effective date must precede the date of the 2013 Annual Meeting of Stockholders.

As soon as practicable after the filing of the Amendment, we intend to notify stockholders and request that they surrender to our transfer agent their certificates representing shares of pre-reverse split iParty Common Stock, so that certificates representing the applicable number of shares of post-reverse split common stock, together with any cash payment in lieu of fractional shares, may be issued in exchange therefor.  We expect to adopt a new stock certificate in connection with any implementation of the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock.  However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal No. 2, you should consider the following risks associated with the implementation of the Reverse Stock Split:

•                  The price per share of our Common Stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the Board of Directors and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split.  For example, based on the closing price of our Common Stock on April 10, 2012 of $0.17 per share, if the Reverse Stock Split was implemented at an Exchange Ratio of 1-for-20, there can be no assurance that the post-split trading price of iParty’s common stock would be $3.40, or even that it would remain above the pre-split trading price.  Accordingly, the total market capitalization of our Common Stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.

•                  Following the Reverse Stock Split, we may still run the risk of being considered a low priced stock under the listing standards of the NYSE Amex, which could cause the Company to be delisted.

•                  Effecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

•                  The trading liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

•                  If a Reverse Stock Split is implemented by the Board, some stockholders may consequently own less than 100 shares of our Common Stock.  A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of iParty common stock.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual stockholders is set forth below.  It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect.  The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split.  In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split.  Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

•                  We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes.  Accordingly, except with respect to any cash received in lieu of fractional shares, a stockholder will not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split.

•                  The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which the stockholder is treated as having sold for cash, as discussed in the fifth bullet below.

•                  A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

•                  Stockholders who receive cash for all of their holdings (as a result of owning fewer than the number in the Exchange Ratio selected by the Board of Directors) and who are not related to any person or entity that holds our Common Stock immediately after the Reverse Stock Split, will recognize a gain or loss for federal income tax purposes equal to the difference between the cash received and their basis in the pre-reverse split common stock. Such gain or loss will generally be a capital gain or loss if the stock was held as a capital asset, and such capital gain or loss will be a long-term gain or loss to the extent that the stockholder’s holding period exceeds 12 months.

•                  Although the tax consequences to stockholders who receive cash for fractional shares are not entirely certain, these stockholders likely will be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse split common stock that is allocated to the fractional shares. It is possible that such stockholders will be treated as receiving dividend income to the extent of their ratable share of our current and accumulated earnings and profits (if any) and then a tax-free return of capital to the extent of their aggregate adjusted tax basis in their iParty shares, with any remaining amount of cash received being treated as capital gain.

•                  Stockholders who receive cash will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply.  Failure to provide such information may result in backup withholding at a rate of 28%.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split in accordance with this Proposal No. 2.  Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 2.

PROPOSAL NO. 3

TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP (“E&Y”) to examine and audit our financial statements for the year ending December 29, 2012.  A resolution to ratify this selection will be presented at the meeting.

Stockholder ratification of the selection of E&Y is not required under our by-laws or Delaware General Corporation law.  Although not required to do so, the Board is submitting the selection of E&Y for ratification by iParty’s stockholders for their views, as a matter of good corporate governance.  If the stockholders do not ratify the selection, the Audit Committee will consider the engagement of other independent auditors and whether to retain E&Y for the audit of our financial statements for the year ending December 29, 2012, but may ultimately determine to retain E&Y.  However, the Audit Committee retains the ultimate discretion to appoint or terminate the appointment of our independent registered public accounting firm, irrespective of the outcome of this Proposal No. 3.  E&Y has been our independent auditor for over eight years, including for fiscal year 2011.

We expect that one or more representatives of E&Y will be present at the annual meeting. They will be afforded an opportunity to make a statement at the annual meeting if they desire to do so and to respond to appropriate questions by stockholders.

E&Y has advised us that it has no direct, nor any indirect, financial interest in iParty or any of its subsidiaries.

This Proposal No. 3 to ratify the selection of E&Y as our independent registered public accounting firm for fiscal 2012 requires the affirmative vote of a majority of the votes cast at the meeting by the holders of outstanding shares of all classes of our stock entitled to vote thereon who are present at the meeting either in person or by proxy.

The Board recommends that you vote “FOR” this Proposal No. 3 to ratify the selection of Ernst & Young LLP.

Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this Proposal No. 3.

Information about the fees and services we paid to E&Y in 2010 and 2011 is contained on page 36 of this proxy statement.

OWNERSHIP OF iPARTY STOCK

The following table shows the number of shares of our common stock and each series of our Convertible Preferred stock beneficially owned as of April 10, 2012 by:

•                  each person or entity that we believe beneficially owns more than 5% of our common stock or any series of our Convertible Preferred Stock,

•                  each director and nominee for director,

•                  each executive officer shown in the summary compensation table on page 29 below, and

•                  all executive officers and directors as a group.

	Common Stock			Convertible Preferred Stock
Name of Beneficial Owner (1)	Number of Shares (2)		Percent of Class	Series of Convertible Preferred Stock	Number of Shares	Percent of Class
5% Stockholders
Estate of Robert H. Lessin (deceased)	10,579,243	(3)	32.5%	Series B	137,500	32.8%
c/o Eric Rosenthal, CPA				Series D	250,000	100.0%
Press Shonig Rosenthal 500 Bi County Road, Suite 201 Farmingdale NY 11735				Series E	266,666	89.9%
Roccia Partners, L.P.	2,995,431	(4)	11.1%	Series B	179,610	42.8%
c/o Lorenzo Roccia 220 East 67th Street New York, NY 10021				Series E	30,000	10.1%
Naida S. Wharton	2,474,100	(5)	10.1%
c/o Eric Rosenthal, CPA Press Shonig Rosenthal 500 Bi County Road, Suite 201 Farmingdale NY 11735
Boston Millennia Partners, LP	1,315,800	(6)	5.1%	Series C	100,000	100.0%
30 Rowes Wharf, Suite 500 Boston, MA 02110
Peter S. Lynch	1,453,841	(7)	6.0%
82 Devonshire Street, S4 Boston MA 02109
Patriot Capital Limited	1,184,803	(8)	4.6%	Series F	114,286	100.0%
c/o Stephen Rasch Loeb, Block and Partners LLP 505 Park Avenue New York, NY 10022
Directors, Nominees for Director, and Executive Officers
Sal V. Perisano	4,248,222	(9)	15.6%
Dorice P. Dionne	4,248,222	(10)	15.6%
David Robertson	461,117	(11)	1.9%
Daniel I. DeWolf	463,750	(12)	1.9%
Joseph S. Vassalluzzo	710,665	(13)	2.9%
Frank W. Haydu III	393,750	(14)	1.6%
All executive officers and directors as a group (6 persons)	6,277,504		21.8%

(1)                      Unless otherwise indicated, all addresses are c/o iParty Corp., 270 Bridge Street, Suite 301, Dedham, MA  02026.

(2)                      The number of shares beneficially owned by each entity, person, director, nominee for director, or named executive officer is determined under SEC rules, particularly Rule 13d-3, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power.  Such persons and entities are also deemed under the same rules to beneficially own any shares that they have the right to acquire within sixty (60) days of April 10, 2012 (i.e., June 9, 2012) through the conversion of convertible preferred stock, the exercise of stock options or warrants or other similar rights.  This stock ownership information is based upon information furnished to us by the persons named in the table or as set forth in the Company’s stock ledger.  The percentage of class of common stock and Convertible Preferred Stock is calculated in accordance with Rule 13d-3 and (i) for the common stock , is based on 24,418,284 shares of common stock outstanding as of April 10, 2012 plus, as to each holder thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 9, 2012, through the exercise of stock options or warrants or other similar rights and the conversion of Convertible Preferred Stock and (ii) for each series of Convertible Preferred Stock, is based on 419,658 shares of Series B Preferred Stock,100,000 shares of Series C Preferred Stock, 250,000 shares of Series D Preferred Stock, 296,666 shares of Series E Preferred Stock, and 114,286 shares of Series F Preferred Stock, in each case outstanding as of April 10, 2012, plus as to each holder of such series of Convertible Preferred Stock thereof and no other person, the number of shares (if any) that the person has the right to acquire on or prior to June 9, 2012 of such series, through the exercise of options, warrants or other similar rights. Unless otherwise set forth herein, each holder has sole voting and investment power over such shares.

(3)                      The Estate of Mr. Lessin beneficially owns: (1) 2,474,100 shares of common stock, (2) 50,000 shares of common stock that may be acquired upon the exercise of presently exercisable options, (3) 1,776,500 shares of common stock that may be acquired upon the conversion of 137,500 shares of presently convertible Series B Preferred Stock, (4) 3,516,250 shares of Common Stock which may be acquired upon the conversion of 250,000 shares of presently convertible Series D Preferred Stock, and (5) 2,762,393 shares of Common Stock which may be acquired upon the conversion of 266,666 shares of presently convertible Series E Preferred Stock.  Sandy Minardo is executrix for the estate of Mr. Lessin and has sole voting and dispositive power with respect to the shares held by the Estate of Mr. Lessin. The figure listed in the table does not include any shares reflected as owned by Ms. Wharton, who was formerly Mr. Lessin’s spouse (see footnote (5) below).

(4)                      The figure in the table for Roccia Partners, L.P. includes 2,320,561 shares of common stock, which may be acquired upon the conversion of 179,610 shares of presently convertible Series B Preferred Stock held in the name of Roccia Partners, L.P.  The figure also includes (1) 364,100 shares of common stock held in the name of Roccia Venture Partners, L.P. and (2) 310,770 shares of common stock, which may be acquired upon the conversion of 30,000 shares of presently convertible Series E Preferred Stock held in the name of Roccia Venture Partners, L.P.

(5)                      Ms. Wharton beneficially owns 2,474,100 shares of common stock.

(6)                      The figure in the table for Boston Millennia Partners, LP includes 1,315,800 shares of common stock that may be acquired upon the conversion of 100,000 shares of presently convertible Series C Preferred Stock owned by Boston Millennia Partners, LP and an affiliated entity.

(7)                      Mr. Lynch has the sole power to vote and dispose of 473,724 shares of our common stock and the shared power to vote and dispose of 980,117 shares of our common stock.

(8)                      The figure in the table for Patriot Capital Limited includes 1,184,803 shares of common stock, which may be acquired upon the conversion of 114,286 shares of presently convertible Series F Preferred Stock.

(9)                      Mr. Perisano beneficially owns 1,352,129 shares of common stock, of which 352,129 shares are jointly held with his wife, Ms. Dionne. Mr. Perisano also holds options for 3,538,581 shares, of which 2,359,113 shares are granted to Mr. Perisano and 1,179,468 shares are granted to Ms. Dionne. Options for 2,896,093 shares of common stock are presently exercisable or will be exercisable within 60 days of April 10, 2012, of which 1,910,713 are exercisable by Mr. Perisano and 985,380 are exercisable by Ms. Dionne.

(10)                Ms. Dionne beneficially owns 1,352,129 shares of common stock, of which 352,129 shares are jointly held with her husband, Mr. Perisano. Ms. Dionne also holds options for 3,538,581 shares, of which 1,179,468 shares are granted to Ms. Dionne and 2,359,113 shares are granted to Mr. Perisano. Options for 2,896,093 shares of common stock are presently exercisable or will be exercisable within 60 days of April 10, 2012, of which 985,380 are exercisable by Ms. Dionne and 1,910,713 are exercisable by Mr. Perisano.

(11)                Mr. Robertson holds options for 605,000 shares, of which 461,117 are presently exercisable or will be exercisable within 60 days of April 10, 2012.

(12)                Mr. DeWolf beneficially owns 85,000 shares of common stock. The owner of record of 10,000 shares of those shares of common stock is Pine Street Ventures LLC, a Delaware limited liability company.  The beneficial owners of Pine Street Ventures are Mr. DeWolf’s children.  Mr. DeWolf controls sole voting power.  The owner of record of the other 75,000 shares of common stock is Dawntreader Chestnut Advisors, LLC.  The beneficial owners of Dawntreader Chestnut Advisors, LLC are Mr. DeWolf’s spouse and a trust for the benefit of his spouse and children.  Mr. DeWolf controls sole voting power.  Mr. DeWolf also holds options for the purchase of 385,000 shares, of which 378,750 are presently exercisable or will be exercisable within 60 days of April 10, 2012.

(13)                Mr. Vassalluzzo beneficially owns 351,915 shares of common stock and holds options for 365,000 shares, 358,750 which are presently exercisable or will be exercisable within 60 days of April 10, 2012.

(14)                Mr. Haydu beneficially owns 65,000 shares of common stock and holds options for 335,000 shares, of which 328,750 are presently exercisable or will be exercisable within 60 days of April 10, 2012.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

The following table sets forth the name and age of each of our directors, his position with us, and the period during which he has served as a director.  Each of our currently serving directors is a nominee for reelection as a director at the meeting.

Name	Age	Position	Director Since

Sal V. Perisano	61	Chairman of the Board, Chief Executive Officer	1998
Daniel I. DeWolf	55	Director	2003
Frank W. Haydu III	64	Director	2003
Joseph S. Vassalluzzo	64	Director	2004

Sal V. Perisano, age 61, has served as a director of iParty since 1998 and its Chief Executive Officer since 1999.  Mr. Perisano served as Chairman of the Board and President of The Big Party Corporation from 1992 to 1998, and continued serving as a director until 2000.  In 1981, he co-founded Videosmith, which became a leading video retailer in the Boston area.  In 1989, Videosmith was sold to a publicly traded company called Xtravision PLC, which owned 250 stores throughout the U.K. and Ireland.  Mr. Perisano stayed on as a director and was later named Chief Executive Officer of the parent company, which was subsequently acquired by Blockbuster Video.  Mr. Perisano holds a bachelor’s degree from Boston College and a master’s degree from Harvard University.  Mr. Perisano is married to Ms. Dorice Dionne, who is employed by iParty as its Senior Vice President, Merchandising and Marketing.

Daniel I. DeWolf, age 55, has served as a director of iParty since 2003.  In March 2004, Mr. DeWolf joined the law firm of Mintz, Levin, Cohen, Ferris, Glovsky, and Popeo PC. as counsel and in 2008 became a member of the corporate practice in the New York office and Co-Chair of its Venture and Emerging Companies Practice Group. Mr. DeWolf is also a Managing Director of Dawntreader Ventures, an early stage venture capital firm, which he co-founded in 1998, and an adjunct professor at the New York University Law School, where he teaches venture capital law. From 1999 to 2003, Mr. DeWolf was Director of Venture Capital Funds for SoundView Technology Group. Prior to joining SoundView, Mr. DeWolf was Of Counsel with the law firm of Cahmy, Karlinsky & Stein LLP (“CKS”) in New York City. Mr. DeWolf established the Corporate and Securities Practice Group at CKS in 1994

and was the head of that firm’s New Media and E-Law Group. Mr. DeWolf has over 25 years of corporate transactional experience and has been an advisor to many early and developmental stage companies. Mr. DeWolf is a graduate of the University of Pennsylvania as well as the University of Pennsylvania School of Law. Mr. DeWolf currently serves as a director of various privately-held companies, including HNW, Inc., Tutor.com, and Visible World. The Company believes that Mr. DeWolf’s diversified background in capital finance and legal and regulatory matters give him the qualities and skills to serve as a director.

Frank W. Haydu III, age 64, has served as a director of iParty and Chairman of our Audit Committee since November 2003. Mr. Haydu is a professional director and consultant to public and private businesses. Mr. Haydu currently serves as a director and Chairman of the Board of Zalicus, Inc., a public company, and several private companies. From 2001 until 2005, Mr. Haydu served as a Managing Director of Valuation Perspectives, Inc., a financial services consulting practice, and from 2005 until 2009, he served in a consulting capacity at Source Precision Medicine, a life sciences medical supplier.  Mr. Haydu holds a Bachelor of Arts degree in economics from Muhlenberg College. The Company believes that Mr. Haydu’s broad based experience in business and finance, including his extensive background in business consulting and management, gives him the qualities and skills to serve as a director.

Joseph S. Vassalluzzo, age 64, has served as a director of iParty since 2004.  Since February 2006, he has served as the Non-executive Chairman of Federal Realty Investment Trust, a publicly held REIT, and a member of its Nominating and Corporate Governance Committee and Compensation Committee.  From 2000 to 2005, Mr. Vassalluzzo served as Vice Chairman of Staples, Inc., in which capacity he was responsible for Staples’ store growth, both domestic and abroad, oversaw Staples’ corporate environmental initiatives and legal department, and was responsible for its merger and acquisition activities worldwide. He first joined Staples, Inc. in 1989 as its Executive Vice President, Growth & Support Services. He was named Executive Vice President, Global Growth and Development of Staples, Inc. in 1993, was promoted to President, Staples Realty & Development in 1997, and was further promoted to Vice Chairman of Staples, Inc. in 2000. Before joining Staples, Mr. Vassalluzzo held executive positions at American Stores Co., Acme Supermarkets, Mobil Corp. and Amerada Hess Corp. Mr. Vassalluzzo currently serves as an independent director, member of the Nominating and Corporate Governance Committee, member of the Compensation Committee, and Non-executive Chairman of the Board of Federal Realty Investment Trust, a publicly-held REIT. He also serves as an independent director, member of the Finance Committee, Chairman of the Compensation Committee and Non-executive Lead Director of Life Time Fitness, Inc. Previously, Mr. Vassalluzzo served as an independent director and member of the Compensation, Audit and Real Estate Committees of Commerce Bancorp., Inc. Mr. Vassalluzzo holds a B.S. degree in Marketing from Pennsylvania State University and an M.B.A. from Temple University. The Company believes that Mr. Vassalluzzo’s broad based experience in business, including his extensive experience in retail businesses, such as his tenure as Vice Chairman of Staples, Inc., and in real estate matters, gives him the qualities to serve as a director of the Company.

Director Independence

Our Board of Directors has determined that each of our director-nominees is an “independent” director as defined under applicable rules of the SEC and NYSE Amex, except for Mr. Perisano, who serves as our Chief Executive Officer.  In making this determination for Mr. Vassalluzzo, the Board also considered his consulting arrangement with the Company and the fact that the Company leases 8,500 square feet of retail space from Federal Realty Investment Trust, of which Mr. Vassalluzzo is Non-executive Chairman. As a result, the Board of Directors has determined that a majority of the director-nominees are “independent” under applicable rules of the SEC and NYSE Amex.  Mr. Schindler, who served as a director until his retirement on June 10, 2011, was also an “independent” director as defined under applicable rules of the SEC and NYSE Amex.

Board Diversity

Our Corporate Governance Guidelines provide that our Nominating Committee is to take into account such factors as diversity, age and skills such as understanding of the retail industry, finance, accounting, marketing, technology, and other knowledge needed on the Board.  The Nominating Committee utilizes a broad meaning of diversity to include factors such as geographic, background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits. The Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors.

The diversity of directors is one of the factors that the Nominating Committee considers, along with the other selection criteria described above.

Board Leadership and Risk Management

The Board of Directors believes that Mr. Perisano’s service as both Chairman of the Board and CEO is in the best interest of the Company and its stockholders. In managing the day-to-day operations of the Company, Mr. Perisano possesses detailed and extensive knowledge of the issues, opportunities and challenges facing the Company and its businesses.  This knowledge helps Mr. Perisano develop agendas that focus on and ensure that the critical issues and matters are brought before the Board in a timely and thorough manner.  The Company also believes that during the recent economic turmoil it has been beneficial to the Company’s stockholders to have a combined role allowing Mr. Perisano to present to our customers, suppliers and stockholders a clear and consistent message on how the Company is managing through the recent recession and looking for growth opportunities.   Each of the directors other than Mr. Perisano is independent and the Board believes that the independent directors provide effective oversight of management. The independent directors regularly hold executive sessions.  Each director also has full access to Mr. Perisano to provide any feedback from executive sessions or to suggest items for the agenda for future board meetings, as the Company does not believe it is necessary to have any hierarchy among its independent directors.

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus. Each Committee meets in executive session, if necessary with representatives of outside advisors and key members of management.

Attendance at Annual Meeting and at Meetings of the Board and Its Committees

Although we do not have a policy on our directors attending our annual meeting, we normally expect each of our directors to be present at the stockholders’ meeting.  At last year’s annual meeting, all of our directors attended the meeting.  All of our directors attended at least 75% of the aggregate of all the board and committee meetings on which they served during fiscal 2011.

Board Committee Matters

Our Board of Directors met six (6) times during 2011.  Our Board of Directors has three principal committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.  All of the members of each of these committees are “independent” directors as defined under applicable NYSE Amex rules and rules of the SEC, including, in the case of the Audit Committee, the additional independence criteria for determining eligibility for director service on audit committees under applicable NYSE Amex and SEC rules.

In addition to the principal committees described above, our Board of Directors also has a Real Estate Committee, consisting of Messrs. Perisano and Vassalluzzo, which considers, from time to time, store location and store lease issues in conjunction with our senior management.

Our Board of Directors has adopted corporate governance guidelines which are available on the Investor Relations page on our website at www.iparty.com.

The following charts describe the function and number of times that each committee of the Board of Directors met in 2011 and the membership of each committee:

Audit Committee – 4 Meetings

Function	Members
• Engage the independent registered public accounting firm	Frank W. Haydu III (Chairman)
• Review the annual and quarterly financial statements	Daniel I. DeWolf
• Review control procedures and accounting practices
• Monitor accounting and reporting practices
• Review compliance with the conflict-of-interest policy
• Review our capital structure
• Exercise such other functions as mandated by the Sarbanes-Oxley Act and other applicable laws and regulations

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of our Audit Committee is “independent” as defined under applicable rules of the SEC and the NYSE Amex.  Our Board of Directors has also determined that each of Messrs. Haydu and DeWolf is an “audit committee financial expert” as defined by applicable regulations promulgated by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act.

The Audit Committee has adopted a charter which is available on the Investor Relations page on our website at www.iparty.com. We have also adopted a “whistleblower” policy which is available on the Investor Relations page on our website at www.iparty.com.

See the report of the Audit Committee on page 25 below.

Compensation Committee – 3 Meetings

Function	Members
• Review and approve compensation and benefit programs	Daniel I. DeWolf (Chairman)
• Determine compensation of senior executives	Frank W. Haydu III
• Make recommendations to the full Board regarding director compensation
• Administer stock option plans

The Compensation Committee, composed of non-employee directors who qualify as “independent” under applicable SEC and NYSE Amex rules, is responsible for approving all matters concerning our total compensation practices and philosophy, including the conducting of periodic reviews of those practices and the philosophy that underlies them to ensure that they support the objectives of iParty and the interests of its stockholders.  In particular, the Compensation Committee is responsible for the review and recommendation to the full Board of Directors of the compensation of iParty’s Chief Executive Officer, review and approval of the compensation of our other executive officers pursuant to employment agreements between iParty and such executive officers, and review and approval of other employee benefit plans.  The Committee is also primarily responsible for assisting the full Board in administering and interpreting our 2009 Stock Incentive Plan. The Committee also reviews and makes recommendations to the full Board regarding compensation arrangements involving iParty’s directors.

The Company’s Chief Executive Officer, Mr. Perisano, is not a member of the Compensation Committee and does not vote at Compensation Committee meetings. Mr. Perisano does, however, regularly attend Compensation Committee meetings, but does not participate in executive sessions or deliberations about his compensation.

Pursuant to the Compensation Committee’s charter, the Committee may form and delegate to subcommittees of the Committee its responsibilities. To date, however, the Compensation Committee has not formed or delegated any of its responsibilities to any subcommittees. To the extent permitted by and consistent with applicable law and the provisions of a given equity-based plan, the Compensation Committee’s charter allows the Committee to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to an equity based plan to employees of the Company who are not directors or executive officers of the Company.

To date, however, the Compensation Committee has not delegated to any executive officer this power, nor does it presently intend to do so.

The Compensation Committee has sole authority to retain and/or terminate all external consultants to the Compensation Committee and to commission surveys or analyses that it determines necessary to fulfill its responsibilities. Additionally, the Compensation Committee has sole authority to approve the fees of the external consultants.  The Compensation Committee’s charter is available on the Investor Relations page on our website at www.iparty.com.

Nominating Committee – 1 Meeting

Function	Members
• Review and recommend to the full Board nominations for election to the Board of Directors	Joseph S. Vassalluzzo (Chairman)
Daniel I. DeWolf
Frank W. Haydu III

The Nominating Committee has adopted a charter which is available on the Investor Relations page on our website at www.iparty.com.

The Nominating Committee will consider candidates for our Board that are recommended by our stockholders to the extent such nominations are provided no later than the deadline for stockholder proposals and in the manner for stockholder proposals outlined above on page 7.  The Nominating Committee is committed to evaluating nominees recommended by our stockholders no differently than other nominees.  The Nominating Committee believes that all nominees must possess, as a minimum qualification, the personal integrity necessary to comply with all applicable legal and regulatory duties imposed on directors of public companies, including without limitation, the fiduciary duties of care and loyalty, and must possess sufficient business and other relevant experience to be able to exercise business judgment in the best interests of iParty and its stockholders.

Stockholder recommendations for director should include: (i) the name and address of the stockholder recommending the person to be nominated; (ii) a representation that the stockholder is a holder of record of stock of iParty, including the number of shares held and the period of holding; (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee; (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and (v) the consent of the recommended nominee to serve as a director of iParty, if so elected.

It is expected that the Nominating Committee will have direct input from the Chief Executive Officer. Input on nominees will also be solicited from the other members of the Board.  Management and other external sources may also identify prospective Director nominees.

Report of the Audit Committee

The Audit Committee hereby states that it:

•      Has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2011 with iParty’s management;

•      Has discussed with iParty’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented, relating to the conduct of the audit;

•      Has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence; and

•      Based upon the above mentioned reviews and discussions, has recommended to the Board of Directors of iParty (and the Board of Directors has approved) that the audited financial statements be included in iParty’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission, which was filed with the SEC on March 28, 2012.

The Audit Committee is solely responsible for the selection, compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing and issuing an audit report.

Management has primary responsibility for iParty’s financial statements and the overall reporting process, including iParty’s system of internal controls.

The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of iParty in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews iParty’s financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures.  These discussions address the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in iParty’s financial statements.  The Audit Committee reports on these meetings to the Board of Directors.

Pursuant to applicable NYSE Amex rules, the Audit Committee certifies that it has adopted a formal written Audit Committee Charter and that the Audit Committee has a policy in accordance with said rules of the NYSE Amex of reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis.

During 2011, iParty paid no fees to Ernst & Young LLP for consulting work outside the review and audit of their financial statements and related tax research and compliance tax return preparation.

Submitted by:

Frank W. Haydu III, Chairman

Daniel I. DeWolf

DIRECTOR COMPENSATION

 At the meeting of our Board of Directors held on June 10, 2011, the board (on recommendation of the Compensation Committee) voted that each independent director (determined to be each of Messrs. DeWolf, Haydu and Vassalluzzo) would be granted an option on June 10, 2011 exercisable for the purchase of 25,000 shares of our common stock and be paid a $25,750 cash payment in respect of his service as a director.  The Board of Directors approved the Compensation Committee’s recommendation that each such option would vest quarterly over a one-year period and the $25,750 cash payment would be paid quarterly over a one-year period.  As a result of these determinations, each of Messrs. DeWolf, Haydu, Schindler, and Vassalluzzo was granted an option exercisable for 25,000 shares.  Each of these stock option grants was made pursuant to the 2009 Stock Incentive Plan, at an exercise price equal to the market price of our common stock at the close of business on the grant date. These options expire on the earlier of 10 years from the date of grant or three years from the date the grantee ceases to serve as a director.

At that same meeting held on June 10, 2011, the Board of Directors also voted to accept the Compensation Committee’s recommendation to engage Mr. Vassalluzzo as a part-time consultant to our company for a one-year period at an annual fee of $61,800.  The Board of Directors voted in favor of the Compensation Committee’s recommendation in this regard.  Pursuant to this arrangement, our Chairman and CEO, Mr. Perisano, consults with Mr. Vassalluzzo with respect to various retail, operational, strategic, real estate and store location issues, as may from time to time be necessary and appropriate.  Such services on occasion require Mr. Vassalluzzo’s presence at our corporate headquarters in Dedham, Massachusetts and/or current or proposed store location sites, principally in New England and Florida.

Also at the June 10, 2011 meeting, the Board of Directors (on recommendation of the Compensation Committee) voted that each independent director would be paid an annual fee of the following amounts in cash, payable in equal quarterly installments, for serving on the various committees of our Board of Directors.  This amount is in addition to the annual director fee described above.

Director	Annual Committee Compensation

Frank W. Haydu III	$20,600

Daniel I. DeWolf	$10,300

Joseph S. Vassalluzzo	$25,750

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation that we paid our non-employee, independent directors for the fiscal year ended December 31, 2011.  Our one employee-director, our Chairman of the Board and Chief Executive Officer, Mr. Perisano, earned no compensation for his service as a director in 2011.

						Change in
						Pension
	Fees				Non-Equity	Value and
	Earned				Incentive	Nonqualified
	or Paid in	Stock	Option		Plan	Deferred	All Other
Name	Cash	Awards	Awards		Compensation	Compensation	Compensation		Total

Daniel I. DeWolf	$36,050	—	$5,815	(1)	—	—	—		$41,865

Frank W. Haydu III	$46,350	—	$5,815	(1)	—	—	—		$52,165

Eric Schindler (2)	$18,025	—	—	(1)	—	—	—		$18,025

Joseph S. Vassalluzzo	$51,500	—	$5,815	(1)	—	—	$61,800	(3)	$119,115

(1)   Reflects the full fair value of options granted in accordance with FASB ASC Topic 718.  For a description of the assumptions made in the valuation of these awards, see footnote 12 of the Company’s financial statements for the fiscal year ended December 31, 2011. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the holder). As of December 31, 2011, Mr. DeWolf held options for 385,000 shares, Mr. Vassalluzzo held options for 365,000 shares, Mr. Haydu held options for 335,000 shares, and Mr. Schindler held options for 310,000 shares.

(2)   Mr. Schindler no longer served as a board member following the 2011 Annual Meeting of Stockholders.

(3)   Reflects payments for consulting services rendered to us by Mr. Vassalluzzo pursuant to consulting agreements in effect.

EXECUTIVE COMPENSATION

Executive Officers

The following sets forth our current executive officers, their ages, the positions and offices held by each person, and the year each person first served as an executive officer of iParty.

Mr. Perisano’s background is summarized on page 21 above.

Dorice P. Dionne, age 60, has been iParty’s Senior Vice President, Merchandising and Marketing since April 1999.  She co-founded The Big Party Corporation with her husband, Sal Perisano, in 1992 in Boston.  She served as chief merchant and creative director of The Big Party and has been involved in the party retailing industry since 1985.  She is a graduate of Boston College.

David E. Robertson, age 62, has served as iParty’s Chief Financial Officer since April 2007.  From January 2005 until April 2007, Mr. Robertson was employed as a private accounting consultant, primarily in the area of Sarbanes-Oxley compliance, for a variety of public and private companies.  From 1999 to 2005, Mr. Robertson served as Vice President and Chief Financial Officer of Kitchen Etc. Inc., a specialty (cooking and dining) retailer, headquartered in Exeter, New Hampshire, which filed for Chapter 11 bankruptcy protection in 2004.  From 1996 to 1999, he established and operated a professional services firm based in Nashua, New Hampshire.  From 1985 to 1996, he held a variety of positions in the audit, accounting, and financial operations of Lechmere, Inc.  From 1980 to 1985, Mr. Robertson worked as an audit and accounting manager at Zayre Corp. (now TJX Companies).  From 1975 to 1979, he was employed in the audit division of Ernst & Young.  Mr. Robertson is a Certified Public Accountant.  He holds a bachelor’s degree from Harvard College, and a master’s degree from Northeastern University.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned during 2009, 2010 and 2011 by our Chief Executive Officer, Chief Financial Officer and other executive officers that received total compensation during 2011 in excess of $100,000.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non Equity Incentive Plan Compensation (3)	All Other Compensation		Total

Sal V. Perisano, Chief Executive Officer	2011	$353,805	$0	$61,712	$0	$6,002	(4)	$421,519
	2010	$332,200	$0	$91,184	$4,012	$4,356	(5)	$431,752
	2009	$325,000	$32,500	$42,642	$0	$2,893	(5)	$403,035

Dorice P. Dionne, Senior Vice President, Merchandising and Marketing	2011	$209,254	$0	$20,934	$0	$7,565	(6)	$237,753
	2010	$199,320	$0	$58,936	$2,407	$2,817	(5)	$263,480
	2009	$195,000	$19,500	$24,102	$0	$2,814	(5)	$241,416

David E. Robertson, Chief Financial Officer	2011	$178,544	$0	$14,775	$0	$5,014	(7)	$198,333
	2010	$170,048	$0	$0	$2,054	$5,928	(8)	$178,030
	2009	$166,400	$16,640	$16,215	$0	$5,227	(9)	$204,482

(1)	These amounts reflect discretionary bonuses for the executives’ performance during fiscal 2009, which were paid in 2010. No bonuses were paid for 2010 or 2011.
(2)

These amounts reflect the full fair value of options granted in 2009, 2010 and 2011 in accordance with FASB ASC Topic 718. For a description of the assumptions made in the valuation of these awards, see footnote 12 of the Company’s financial statements for the fiscal year ended December 31, 2011. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the holder).

(3)

These amounts reflect bonuses for fiscal 2010 pursuant to the Company’s Executive Incentive Compensation Plan, which were paid in 2011. The bonuses paid in 2011 were based on Company performance in fiscal 2010 with respect to total sales and same store sales. See description of Executive Incentive Compensation Plan on page 32.

(4)	This amount includes $4,440 for additional term life insurance and $1,562 for matching contributions under the Company’s 401-K plan
(5)	These amounts are for additional term life insurance.
(6)	This amount includes $4,440 for additional term life insurance and $3,125 for matching contributions under the Company’s 401-K plan.
(7)	This amount includes $1,014 for additional term life insurance and $4,000 for matching contributions under the Company’s 401-K plan.
(8)	This amount includes $954 for additional term life insurance and $4,974 for matching contributions under the Company’s 401-K plan.
(9)	This amount includes $944 for additional term life insurance and $4,283 for matching contributions under the Company’s 401-K plan.

Individual Compensation of Executive Officers

Sal V. Perisano (Chief Executive Officer).  On April 1, 2010, we entered into a new three year employment agreement with Mr. Perisano, amending and restating his prior employment agreement dated April 1, 2008.  His new employment agreement provides that we pay him a base salary of $334,750 for the period April 1, 2010 through March 31, 2011, a base salary of $351,488 for the period April 1, 2011 through March 31, 2012 and a base salary of $369,062 for the period April 1, 2012 through March 31, 2013.  However, Mr. Perisano has waived his right to the salary increase that would have been effective April 1, 2012.  Mr. Perisano will also participate in our annual bonus and fringe benefit plans for senior executives.  In addition, pursuant to this new agreement with Mr. Perisano, the Board of Directors granted Mr. Perisano a stock option on July 1, 2010 exercisable for up to 410,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  This option vests in three installments of 136,653 shares immediately on the grant date, 136,653 shares on June 30, 2011, and 136,694 shares on June 30, 2012 (provided, in each case, that Mr. Perisano remains employed by us on each of such future dates). In addition, the new employment agreement with Mr. Perisano provided that the options to purchase up to 460,000 shares of our common stock granted to him on May 27, 2009 became fully vested as of April 1, 2010.  The option was originally granted with a three year vesting schedule, with 1/3 of the grant vesting on each anniversary date.  On June 10, 2011 our Board of Directors granted Mr. Perisano additional stock options exercisable for up to 271,500 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  These options vested 5/36 on the grant date, and then 1/36 monthly thereafter until fully vested. On January 18, 2012, our Board of Directors granted Mr. Perisano additional stock options exercisable for up to 181,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  These options vest 1/36 monthly until fully vested.

Under the terms of his new employment agreement, in the event of a termination by the Company not for cause or by Mr. Perisano for good reason (each as defined in the agreement), Mr. Perisano will be entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months. The agreement also provides that in the event of a termination by the Company not for cause or by Mr. Perisano for good reason (as defined in the agreement) that occurs within 13 months of a change in control (as defined in the agreement), Mr. Perisano will be entitled to receive a severance payment equal to not less than 2.5 times and not more than 3.0 times his annual salary rate then in effect, payable in a lump sum, as well as the continuation of his then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also contains certain confidentiality, non-competition and non-solicitation provisions substantially similar to our previous agreement with Mr. Perisano. The agreement also provides for automatic renewals for successive one-year terms, unless terminated by either party as provided in the agreement.  Our Compensation Committee may determine under the agreement to increase the executive’s base salary for any renewal term, or following a material acquisition.

Dorice P. Dionne (Senior Vice President, Merchandising and Marketing).  On April 1, 2010, we entered into a new three year employment agreement with Ms. Dionne, amending and restating her prior agreement dated April 1, 2008, that provides we pay her a base salary of $200,850 for the period April 1, 2010 through March 31, 2011, a base salary of $206,875 for the period April 1, 2011 through March 31, 2012; and a base salary of $213,082 for the period April 1, 2012 through March 31, 2013.  However, Ms. Dionne has waived her right to the salary increase that would have been effective April 1, 2012.  Ms. Dionne will also participate in our annual bonus and fringe benefit plans for senior executives.  In addition, pursuant to this new agreement with Ms. Dionne the Board of Directors granted Ms. Dionne a stock option on July 1, exercisable for up to 265,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on such date.  This option will vest in three installments of 88,325 shares immediately on the grant date, 88,325 shares on June 30, 2011, and 88,350 shares on June 30, 2012 (provided, in each case, that Ms. Dionne remains employed by us on each of such future dates).  In addition, the new agreement with Ms. Dionne provided that the options to purchase up to 260,000 shares of our common stock granted to her on May 27, 2009 became fully vested as of April 1, 2010.  The option was originally granted with a three year vesting schedule, with 1/3 of the grant vesting on each anniversary date.  On June 10, 2011 our Board of Directors granted Ms. Dionne additional stock options exercisable for up to 92,100 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  These options vested 5/36 on the grant date, and then 1/36 monthly thereafter until fully vested.  On January 18, 2012 our

Board of Directors granted Ms. Dionne additional stock options exercisable for up to 61,400 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  These options vest 1/36 monthly until fully vested.

Under the terms of her employment agreement, in the event of a termination by the Company not for cause or by Ms. Dionne for good reason (each as defined in the agreement), Ms. Dionne will be entitled to receive a severance payment equal to 12 months salary at the base salary rate then in effect, payable in 12 equal monthly installments, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also provides that in the event of a termination by the Company not for cause or by Ms. Dionne for good reason (as defined in the agreement) that occurs within 13 months of a change in control (as defined in the agreement), Ms. Dionne will be entitled to receive a severance payment equal to 18 months of her base salary, payable in a lump sum, as well as the continuation of her then current health, life and disability insurance benefits or, in the case of health insurance benefits, payment by us of applicable “COBRA” payments, for a period of 12 months.  The agreement also contains certain confidentiality, non-competition and non-solicitation provisions substantially similar to our previous agreement with Ms. Dionne. The agreement provides for automatic renewals for successive one-year terms, unless terminated by either party as provided in the agreement.

David E. Robertson (Chief Financial Officer).  On March 22, 2007, we entered into a letter agreement with David E. Robertson, pursuant to which Mr. Robertson commenced employment with us as our Chief Financial Officer effective April 2, 2007.  Our letter agreement with Mr. Robertson provides that we shall pay him an annualized salary of $160,000, with annual salary and performance reviews starting April 1, 2008.  Pursuant to the letter agreement, our Board of Directors granted Mr. Robertson a stock option on June 6, 2007 exercisable for up to 125,000 shares of our common stock, at an exercise price per share equal to the closing price of the common stock on that date. Our letter agreement with Mr. Robertson also entitles him to participate in iParty’s Executive Incentive Compensation Plan and various additional employee benefits, including health, dental and life insurance and participation in our 401(k) defined contribution retirement savings plan. Under the terms of the letter agreement, in the event of termination not for cause, as defined in the letter agreement, Mr. Robertson would be entitled to receive 6 months of severance pay, payable in accordance with the normal payroll policies and procedures of the Company, as well as the continuation of health, dental and life insurance benefits on the Company’s plans for a period of 6 months.  On August 8, 2011, the Company and Mr. Robertson amended his letter agreement to provide that if Mr. Robertson terminates his employment with the Company for good reason, which is defined as a material breach of the Company’s obligations under the letter agreement that is not cured within the applicable time period, then Mr. Robertson will be entitled to receive 6 months of severance to be paid in accordance with the Company’s normal payroll practices and the continuation of his health benefits for such six month period.  On June 4, 2008, March 4, 2009, May 27, 2009 and on June 10, 2011, the Board of Directors granted Mr. Robertson additional options to purchase up to 100,000 shares, 200,000 shares, 50,000 shares, and 65,000 shares, respectively, of our common stock at exercise prices equal to the closing prices of our common stock on the dates of grant.  The options granted on June 4, 2008, March 4, 2009 and May 27, 2009 vested 25% on their respective anniversary of the grant date, then in equal monthly increments over the subsequent three years, vesting in full on the fourth anniversary of such grant date.  The options granted on June 10, 2011 vested 5/36 on the grant date, and then 1/36 monthly thereafter until fully vested. On January 18, 2012 our Board of Directors granted Mr. Robertson additional stock options exercisable for up to 65,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on that date.  These options vest 1/36 monthly until fully vested.

Equity Compensation Plans

On May 27, 2009, the Company’s stockholders approved a new equity incentive plan entitled the 2009 Stock Incentive Plan (the “2009 Plan”).  The Company will no longer grant equity awards under its former equity incentive plan, the Amended and Restated 1998 Incentive and Nonqualified Stock Option Plan (the “1998 Plan” and with the 2009 Plan, the “Plans”).

The following table provides certain information as of December 31, 2011 about our common stock that may be issued under our existing equity incentive compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(A) Number of Securities to be Issued upon Exercise of Outstanding Options	(B) Weighted Average Exercise Price of Outstanding Options	(C) Number of Securities Remaining Available for Future Issuances under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity compensation plans approved by security holders	7,542,459	$0.41	1,908,790
Equity compensation plans not approved by security holders	—	—	—
Total	7,542,459	$0.41	1,908,790

Under the Plans, we are authorized to grant options for the purchase of up to 11,000,000 shares of our common stock.  As of December 31, 2011, 1,548,751 shares had been issued pursuant to the exercise of previously issued stock options.  As of December 31, 2011, there were options outstanding to purchase 7,542,459 shares of our common stock.  Consequently, as of December 31, 2011, options for the purchase of up to 1,908,790 common shares remain available for future grants.

Executive Incentive Compensation Plan

Because of the Company’s performance in 2011 and the sluggish recovery from the recent economic recession, the Company has not put into place an executive incentive compensation plan for 2011 or 2012.

In 2010, each of the named executive officers participated in the executive incentive compensation plan and was eligible to receive a bonus of up to 20% of base salary if certain objective performance metrics were met or exceeded. Under the 2010 executive incentive compensation plan, the performance metrics were weighted as follows: 25% of the bonus was dependent upon achievement of certain levels of growth in comparable store sales over 2009 levels, 25% of the bonus upon the achievement of certain levels of total sales and 50% of the bonus upon the achievement of certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization). The 2010 executive incentive compensation plan requires a minimum threshold of comparable store sales, total company sales or EBITDA be achieved before any percentage of the bonus is paid with respect to that metric. If the actual fiscal year comparable store sales, total company sales or EBITDA is greater than the minimum threshold for that metric but less than the maximum metric, the executive incentive compensation plan allowed for a portion of the bonuses to be paid.  If the target level was achieved for each metric, the executive would have earned a bonus of 8% of his or her base salary.  The Company exceeded the minimum levels of comparable store sales and total company sales for fiscal 2010 (0.7% and $81,291,000, were achieved, respectively), but these figures were below the targets of 1.8% for comparable store sales and $83,237,000 for total company sales.  The Company did not achieve the minimum level of performance for the metric of EBITDA, which was set at $2,382,000.  Based on the forgoing levels achieved for the two metrics, the cash bonus paid under the executive incentive compensation plan for 2010 was as follows: Mr. Perisano - $4,012; Ms. Dionne - $2,407; and Mr. Robertson - $2,054.

For fiscal 2009, the Company determined not to put in place an executive compensation plan due to the severe economic recession and the Company’s performance in 2008; however, due to the Company’s improved operating profit, reported net income in 2009 and improved levels of liquidity compared to 2008 during a severe recession, the Compensation Committee recommended and the Board approved at year end a ten percent discretionary bonus to the named executive officers, which was paid in 2010.  In determining the size of the bonus for fiscal 2009, the Board reviewed past Company bonuses to the named executive officers, including the bonus given to the named executive officers in 2007, and awarded a similar sized bonus amount.  The discretionary bonus for 2009 was as follows: Mr. Perisano- $32,500; Ms. Dionne - $19,500; and Mr. Robertson - $16,640.

Indemnification of Directors and Executive Officers

Our Restated Certificate of Incorporation, as amended, and by-laws provide that iParty shall indemnify all of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.  Under our Restated Certificate of Incorporation, as amended, and by-laws, any director or officer, who in his or her capacity as such is made or threatened to be made, party to any suit or proceeding, will be indemnified.  A director or officer will be indemnified if it is determined that the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, iParty’s best interests.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and persons controlling iParty pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy and is, therefore, unenforceable.

We maintain a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by directors and officers in connection with the performance of their duties.  We pay the entire premium for the liability insurance.

Related Party Transactions

Under SEC rules, we are required to disclose transactions in excess of the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years in which iParty was a participant in which ‘related persons’ had or will have a direct or indirect interest.  As one percent of the average of our total assets at year end for the last two completed fiscal years is greater than $120,000, we have used $120,000 as the threshold number.  Related persons include any of our directors, nominees for director, or executive officers, and any immediate family members of such persons and any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to iParty as a beneficial owner of more than 5% of its voting common stock, and any immediate family member of a significant shareholder. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness.  Based on information available to us and provided to us by our directors and executive officers, we do not believe that there were any such transactions in effect since December 27, 2009, or any such transactions proposed to be entered into during fiscal year 2012, except as follows:

•                  On September 15, 2006, we entered into a Securities Purchase Agreement pursuant to which we raised $2.5 million through a combination of subordinated debt and warrants issued on September 15, 2006 to Highbridge International LLC (“Highbridge”), an institutional accredited investor. Under the terms of the financing, we issued Highbridge a three-year subordinated note (the “Highbridge Note”) that bears interest at an interest rate of prime plus one percent.  The note was paid in full on September 15, 2009.  In addition, we issued Highbridge a warrant (the “Highbridge Warrant”) exercisable for 2,083,334 shares of iParty common stock at an exercise price of $0.475 per share, or 125% of the closing price of iParty’s common stock on the day immediately prior to the closing of the transaction.  The agreements entered into by iParty and Highbridge in connection with the financing granted Highbridge resale registration rights with respect to the shares of common stock underlying the Highbridge Warrant and provided for certain anti-dilution rights and other covenants with respect to the listing of our common stock.  The Highbridge Warrant expired unexercised in September 2011.

Compensation Committee Interlocks and Insider Participation

During fiscal 2011, Mr. Haydu, Mr. DeWolf and Mr. Schindler served as members of the Compensation Committee.  As noted above, Mr. Schindler retired from the Board on June 10, 2011.  None of the directors is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Outstanding Equity Awards at end of Fiscal 2011

The following table sets forth information concerning outstanding equity awards as of the end of fiscal 2011 on December 31, 2011:

Name	Number of Securities Underlying Unexercised Options (Exercisable)		Number of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price	Option Expiration Date

Sal V. Perisano	201,613		—		$0.31	5/2/2012
	460,000		—		$0.95	3/31/2014
	375,000		—		$0.42	6/06/2017
	460,000		—		$0.11	5/27/2019
	273,334	(1)	136,666	(1)	$0.27	7/1/2020
	82,948	(2)	188,552	(2)	$0.28	6/9/2021

Dorice P. Dionne	120,968		—		$0.31	5/2/2012
	230,000		—		$0.95	3/31/2014
	150,000		—		$0.42	6/06/2017
	260,000		—		$0.11	5/27/2019
	176,667	(1)	88,333	(1)	$0.27	7/1/2020
	28,135	(2)	63,965	(2)	$0.28	6/9/2021

David E. Robertson	125,000		—		$0.42	6/6/2017
	87,505		12,495	(3)	$0.29	6/4/2018
	137,507		62,493	(3)	$0.07	3/4/2019
	32,298		17,702	(3)	$0.11	5/27/2019
	19,855	(2)	45,145	(2)	$0.28	6/9/2021

(1)          These options were granted on July 1, 2010 and vest in three installments one-third on July 1, 2010, one-third on June 30, 2011 and the remaining one-third on June 30, 2012.

(2)          These options were granted on June 10, 2011 and vest 5/36 on the grant date, and then 1/36 monthly thereafter until fully vested.

(3)          These options were granted on June 4, 2008, March 4, 2009, and May 27, 2009 and vest 25% on the anniversary of the grant dates, then in equal monthly increments over the subsequent three years, vesting in full on the fourth anniversary of the grant dates.

Other Potential Post Employment Payments

Upon the occurrence of certain triggering events, our past and current employment agreements with each of Mr. Perisano and Ms. Dionne and our letter agreement with Mr. Robertson require us to pay certain amounts related to salary and insurance benefits to or on behalf of those executive officers, as described below. The payments are subject to certain non-competition, non-solicitation and confidentiality obligations.  The following table presents estimates of the amounts that would have been payable under our new agreements upon the occurrence of each such event as of the end of our last fiscal year ended December 31, 2011 (assuming each such agreement had been in effect on such date):

Name	Termination Without Cause	Change in Control (1)	Disability (2)
Sal V. Perisano	$363,541	$890,291	$233,541
Dorice P. Dionne	$218,902	$322,340	$47,389
David E. Robertson	$97,726	—	—

(1)          In the event executive is terminated by the Company or executive terminates for good reason within 13 months of a change of control, the salary related amounts would be paid as a lump sum, and the insurance related amounts in monthly installments.  The amounts received following a change of control may be reduced to maximize the amount received following the application of 280G of the Internal Revenue Code of 1986, as amended. For all other triggering events, all amounts would be paid in monthly or weekly installments.  In addition, in the event of a change of control, as defined under the Plans, all of the stock options held by these executives would immediately vest.

(2)          The amounts set forth reflect the payment under the respective employment agreement as reduced by amounts payable under the Company’s disability plan.

Pension Benefits

We did not have any plan that provides for payments or other benefits at, following, or in connection with retirement of any of our named executive officers during the fiscal year ended December 31, 2011. Accordingly, we have omitted the table otherwise required to be included detailing such compensation to our named executive officers during our most recently completed fiscal year.

Nonqualified Deferred Compensation

We did not give any nonqualified deferred compensation to any of our named executive officers during the fiscal year ended December 31, 2011.  Accordingly, we have omitted the table otherwise required to be included detailing such compensation made for the last fiscal year to our named executive officers.

INDEPENDENT REGISTERED ACCOUNTING FIRM’S FEES AND SERVICES

The following table specifies the fees for professional services rendered by E&Y for the audit of our annual financial statements for fiscal 2010 and fiscal 2011 and fees billed for audit-related services, tax services, and all other services by E&Y in fiscal 2010 and fiscal 2011.

	Fiscal 2010	Fiscal 2011

Audit Fees	$286,875	$198,000
Audit Related Fees	—	—
Tax Fees	36,250	42,250
All Other Fees	8,410	6,995
Totals	$331,535	$247,245,910

Audit Fees

These are fees related to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K for fiscal 2010 and fiscal 2011, the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.  E&Y expresses its views concerning, but does not audit, and is not required to audit, our internal control over financial reporting.

Audit-Related Fees

We did not pay E&Y for any audit-related fees in fiscal 2010 or fiscal 2011.  Audit-related fees would be fees for things such as assurance and related services, such as audits of employee benefit plans.

Tax Fees

These are fees for professional services related to tax return preparation services and tax compliance services.

Other Fees

These are fees for professional services related to the inclusion of E&Y’s consent letter related to our Registration Statement on Form S-8 covering common stock that may be offered or sold pursuant to our 2009 Stock Incentive Plan, for assistance with respect to an IRS audit, for assistance with respect to an SEC comment letter, and for subscription fees to E&Y’s accounting research service, GAAIT.

Audit Committee’s Pre-approval Policy and Procedures

The Audit Committee of our Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures.  The Audit Committee may pre-approve services that are expected to be provided to iParty by the independent auditors during the following 12 months.  At the time such pre-approval is granted, the Audit Committee must (1) identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the pre-approved services and (2) establish a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy.  At regularly scheduled meetings of the Audit Committee, management or the independent auditors must report to the Audit Committee regarding each service actually provided to iParty.

During fiscal 2011, no services were provided to iParty by E&Y other than in accordance with the pre-approval policies and procedures described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No person who, during the fiscal year ended December 31, 2011, was a director, officer or beneficial owner of more than ten percent of our common stock (which is the only class of our securities registered under Section 12 of the Exchange Act), failed to file on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year.  The foregoing is based solely upon our review of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Exchange Act, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters, which may come before the annual meeting.  If any other matters should properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters as they may determine, in their discretion.

Exhibit A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

iPARTY CORP.

iParty Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is iParty Corp.

2. This Amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. This Amendment to the Restated Certificate of Incorporation amends Article Fourth of the Restated Certificate of Incorporation of the corporation, as heretofore amended, supplemented and restated, by adding at the end of Article Fourth a new paragraph, which shall read in its entirety as follows:

“3.           Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, each [                    ]* shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof.  The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination.  Shareholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by [                    ]* shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of New Common Stock from the disposition of such fractional interest as provided below.  The Corporation shall pay in cash the fair value of such fractional interest as of the Effective Date based on the average closing sales price of the Common Stock as reported on NYSE Amex for the four trading days preceding such the Effective Date.  Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

4. This Amendment to the Restated Certificate of Incorporation shall be effective at 5:00 p.m., Eastern Time, on [                         , 20    ].

IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by a duly authorized officer of the corporation this        day of             , 20

iParty Corp.

Sal Perisano
Chief Executive Officer

*Stockholders are being asked to approve the combination of any number of our pre-split common stock between and including five and twenty into one share of our post-split common stock.  The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by us to be in the best interests of iParty and its stockholders.  The Board of Directors may also elect not to effect the Reverse Stock Split, in which case this proposed amendment to our Restated Certificate of Incorporation will be abandoned.

In accordance with the resolutions to be adopted by the stockholders, we will not implement any amendment providing for an exchange ratio outside the range described in this proxy statement.

iParty Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF iPARTY CORP. FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2012

The undersigned, as a holder of shares of common stock, par value $.001 per share, and/or shares of Series B convertible preferred stock, par value $.001 per share, and/or shares of Series C convertible preferred stock, par value $.001 per share, and/or shares of Series D convertible preferred stock, par value $.001 per share, and/or shares of Series E convertible preferred stock, par value $.001 per share, and/or shares of Series F convertible preferred stock, par value $.001 per share (collectively, “Shares”), of iParty Corp., a Delaware corporation (the “Company”), hereby appoints Mr. Sal V. Perisano and Mr. David E. Robertson, and each of them individually, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the offices of Posternak Blankstein & Lund LLP located at Prudential Tower, 800 Boylston St., 33rd Floor, Boston, MA 02199, on Wednesday, June 6, 2012 at 11:00 a.m., local time, and any adjournments or postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting with respect to Proposals Nos. 1, 2, and 3 set forth below and to vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

You may revoke this proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company, by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director in Proposal 1 and “for” Proposals Nos. 2 and 3 and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. Please mark your choice like this: ☒

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS NOS. 1, 2 and 3.

Proposal No. 1 -

☐            For each of the following nominees for director: Sal V. Perisano, Daniel I. DeWolf, Frank W. Haydu III, and Joseph S. Vassalluzzo, as more fully described in the accompanying Proxy Statement.

☐            Withhold authority as to all listed nominees.

☐            For all nominees except the following:

Proposal No. 2 -

To approve an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of the Company’s common stock would be combined into new shares of Company common stock at an exchange ratio ranging between one-for-five and one-for-twenty, with the exchange ratio to be determined by the Board of Directors, as more fully described in the accompanying Proxy Statement.

(check one box)  ☐  For  ☐  Against  ☐  Abstain

Proposal No. 3 –

To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 29, 2012, as more fully described in the accompanying Proxy Statement.

(check one box)  ☐  For  ☐  Against  ☐  Abstain

☐  CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

Print and sign your name below exactly as it appears on the records of iParty Corp. and date this card.  When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such.  Joint owners should each sign.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Date: , 2012

Signature (title, if any)

Signature, if held jointly